Exhibit 99.2

Sage Therapeutics to Present 2025 Strategic Focus at 43rd Annual J.P. Morgan Healthcare Conference

Increased investment in ZURZUVAE to help accelerate market growth in postpartum depression with the goal of topline revenue growth in 2025

R&D and G&A expenses expected to decrease substantially in 2025

Company anticipates extended cash runway to mid-2027

CAMBRIDGE, Mass. – January 12, 2025 – Sage Therapeutics, Inc. (Nasdaq: SAGE) today announced that Chief Executive Officer Barry Greene will discuss the Company’s strategic focus areas for 2025 at the 43rd Annual J.P. Morgan Healthcare Conference in San Francisco, California.

As part of this presentation, Mr. Greene will discuss the ongoing commercialization and strategic growth plans for ZURZUVAE® (zuranolone), the first and only once-daily 14-day oral treatment for adults with postpartum depression (PPD). Mr. Greene will also discuss the Company’s recalibrated R&D approach and its prioritized pipeline focused on neurodevelopmental disorders and neuropsychiatry. R&D and G&A expenses are expected to decrease substantially in 2025.

“ZURZUVAE’s first year has demonstrated its potential to become the standard of care for postpartum depression, a condition with significant need where treatment options were once limited. We are building on this foundation with a strategic plan to scale and accelerate growth and ultimately help more women with PPD, which is our top priority,” said Barry Greene, Chief Executive Officer, Sage Therapeutics. “With the commercial momentum behind ZURZUVAE, a focused approach to R&D, and an extended cash runway to mid-2027, we believe Sage is well positioned for commercial growth and value creation.”

2025 Areas of Focus:

ZURZUVAE: Sage is focused on the goal of establishing ZURZUVAE as the first line therapy and standard of care for women with PPD. The current commercialization investment plan includes joint sales force expansions and planned digital marketing campaigns to help expand market growth in PPD, along with increased disease state awareness efforts to support improved PPD screening and diagnosis. The Company anticipates these investments will help support the goal of topline revenue growth in 2025.

SAGE-319: SAGE-319 is an extrasynaptic-preferring GABAA receptor positive allosteric modulator (PAM) designed to have a novel pharmacology and a differentiated clinical profile from other GABAA PAMs in our portfolio. It is currently being investigated as a potential treatment for behavioral symptoms associated with certain neurodevelopmental disorders. The Company expects data from a Phase 1 multiple ascending dose (MAD) study by late 2025, and will evaluate next steps, if any, based on these data.

Areas In Evaluation:

SAGE-324: The Company is evaluating potential indications, including seizures in developmental and epileptic encephalopathies (DEEs), and expects to provide an update on next steps, if any, in mid-2025.

Early Discovery: The Company is continuing to explore targeted early discovery work within its NMDA NAMs platform.

Financial Guidance

Based upon the Company’s current operating plan, Sage anticipates that its existing cash, cash equivalents and marketable securities as of September 30, 2024, together with anticipated funding from ongoing collaborations and estimated revenues, will support its operations to mid-2027. While ZURZUVAE joint commercialization investment with Biogen will increase in 2025, the Company anticipates overall operating expenses will substantially decrease relative to 2024, reflecting reductions in R&D and G&A with pipeline prioritization and the cost savings from the 2024 reorganization expected to be realized starting in Q1 2025.

A live webcast of the presentation can be accessed on the Investor page of Sage’s website at investor.sagerx.com. A replay of the webcast will be available following the completion of the event and will be archived for up to 30 days.

About Sage Therapeutics

Sage Therapeutics (Nasdaq: SAGE) is a biopharmaceutical company committed to our mission of pioneering solutions to deliver life-changing brain health medicines, so every person can thrive. Sage developed the only two FDA-approved treatments indicated for postpartum depression and is advancing a pipeline to target unmet needs in brain health. Sage was founded in 2010 and is headquartered in Cambridge, Mass. Find out more at www.sagerx.com or engage with us on Facebook, LinkedIn, Instagram, and X.

Forward-Looking Statements

Various statements in this release concern Sage’s future expectations, plans and prospects, including without limitation our statements regarding: our plans, expectations and goals for commercialization of ZURZUVAE as a treatment for women with PPD, including our goals to establish ZURZUVAE as the first line treatment and standard of care in this indication, scale and accelerate growth, and prioritize helping more women with PPD; our belief in the potential for ZURZUVAE and that ZURZUVAE will be successful as a transformative treatment helping women with PPD; our plans to increase investment in ZURZUVAE to help accelerate market and topline revenue growth in 2025 and our overall expectations on the impact of such increased investment; our expectations regarding our cash runway and our anticipated reduction in operating expenses in 2025 relative to 2024; anticipated timelines for completion of enrollment in clinical trials and reporting of results with respect to certain of our other programs, including the expected timing of readout of the multiple ascending dose study for SAGE-319; our belief in the potential profile and benefit of our product candidates; potential indications for our product candidates; our plans to evaluate next steps, if any, for the SAGE-324 program and the timing of our announcement of next steps regarding the SAGE-324 program; our plans to explore targeted early discovery work within our NMDA NAMs platform; the potential for success of our programs, and the opportunity to help patients in various indications; our belief as to the key business drivers for our business and potential value creation opportunities; and the mission and goals for our business. These statements constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: our launch and commercialization efforts in the U.S. with respect to ZURZUVAE for the treatment of women with PPD may not be successful, and we may be unable to generate revenues from sales of ZURZUVAE at the levels or on the timing we expect or at levels or on the timing necessary to support our goals; the number of women with PPD, the unmet need for additional treatment options, and the potential market for ZURZUVAE for the treatment of women with PPD, may be significantly smaller than we expect; ZURZUVAE may not achieve the clinical benefit, clinical use or market acceptance for the treatment of PPD we expect or we may encounter reimbursement, market access, process-related or other issues, including competition in the market, that impact the success of our commercialization efforts; ZURZUVAE may never become the first line treatment and standard of care for women with PPD; our increased investment in the commercialization of ZURZUVAE for the treatment of women with PPD may not have the expected impacted; we may encounter delays in initiation, conduct, completion of enrollment or completion and reporting of data with respect to any of our ongoing clinical trials, such as the completion of the multiple ascending dose study for SAGE-319, including as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, that may impact our ability to meet our expected timelines and may increase our costs; success in earlier clinical trials of any of our product candidates may not be repeated or observed in ongoing or future studies, and ongoing and future clinical trials may not meet their primary or key secondary endpoints, which may substantially impair development; unexpected concerns may arise from additional data, analysis or results from any of our completed studies; decisions or actions of the FDA or the timing of meetings with the FDA may affect the timing, design, size, progress and cost of clinical trials or the timing of data read-outs or our ability to proceed with further development or may impair the potential for successful development or the timing or success of filing for and gaining regulatory approval; we may encounter adverse events at any stage that negatively impact further development and the potential for approval of our product candidates or the potential for successful commercialization of any our products or that require additional nonclinical and clinical work, which may not yield positive results; the need to align with our collaborators may hamper or delay our development and commercialization efforts for the products or product candidates that are part of the collaboration or increase our costs; the anticipated benefits of our ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing we expect or at all; our business may be adversely affected and our costs may increase if any of our key collaborators fails to perform its obligations or terminates our collaboration; the internal and external costs required for our ongoing, planned and other future activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause us to use cash more quickly than we expect or change or curtail some of our plans or both; our expectations as to expenses, cash usage, potential revenue, funding from collaborations, including milestones, cash runway and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; we may not achieve anticipated cost savings from our October 2024 reorganization and pipeline prioritization efforts at the levels we expect; we may be opportunistic in our future financing plans even if available cash is sufficient; we may not be successful in our efforts to gain regulatory approval of products beyond ZURZUVAE and ZULRESSO; we may not achieve revenues from our products that may be successfully developed in the future at levels we expect; additional funding may not be available on acceptable terms when we need it, which could hamper our development and commercialization activities; any of the foregoing events could impair the drivers and value creation opportunities for our business; and we may encounter technical and other unexpected hurdles in the development and manufacture of our product candidates or the commercialization of any current or future marketed product, which may delay our timing or change our plans, increase our costs or otherwise negatively impact our business; as well as those risks more fully discussed in the section entitled “Risk Factors” in our most recent quarterly report, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

SELECT IMPORTANT SAFETY INFORMATION FOR ZURZUVAE

ZURZUVAE (zuranolone) CIV, is a neuroactive steroid gamma-aminobutyric acid (GABA) A receptor positive modulator indicated for the treatment of postpartum depression in adults.

This does not include all the information needed to use ZURZUVAE safely and effectively. See full prescribing information for ZURZUVAE.

ZURZUVAE may cause serious side effects, including decreased awareness and alertness, which can affect your ability to drive safely or safely do other dangerous activities. Do not drive, operate machinery, or do other dangerous activities until at least 12 hours after taking each dose. You may not be able to tell on your own if you can drive safely or tell how much ZURZUVAE is affecting you. ZURZUVAE may cause central nervous system (CNS) depressant effects including sleepiness, drowsiness, slow thinking, dizziness, confusion, and trouble walking. Taking alcohol, other medicines that cause CNS depressant effects such as benzodiazepines, or opioids while taking ZURZUVAE can make these symptoms worse and may also cause trouble breathing. ZURZUVAE is a federally controlled substance schedule IV because it contains zuranolone, which can be abused or lead to dependence. Tell your healthcare provider right away if you become pregnant or plan to become pregnant during treatment with ZURZUVAE. You should use effective birth control (contraception) during treatment with ZURZUVAE and for 1 week after the final dose. ZURZUVAE and other antidepressant medicines may increase the risk of suicidal thoughts and actions in people 24 years of age and younger. ZURZUVAE is not for use in children. The most common side effects of ZURZUVAE include sleepiness or drowsiness, dizziness, common cold, diarrhea, feeling tired, weak, or having no energy, and urinary tract infection.

Investor Contact	Media Contact
Ashley Kaplowitz	Francesca Dellelci
Ashley.Kaplowitz@sagerx.com	Francesca.Dellelci@sagerx.com